Exhibit 99.3

COLONY CREDIT REAL ESTATE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Index	Page

Unaudited Pro Forma Condensed Combined Financial Statements	2
Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2018	3
Notes to Unaudited Pro Forma Condensed Combined Financial Statements	4

COLONY CREDIT REAL ESTATE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On January 31, 2018 (the “Closing Date”), Colony Credit Real Estate, Inc. (the “Company” or “CLNC”) completed the transactions contemplated by that certain Master Combination Agreement, dated as of August 25, 2017, as amended and restated on November 20, 2017 (the “Combination Agreement”), by and among certain subsidiaries of Colony Capital, Inc. (“CLNY”), and NorthStar Real Estate Income Trust, Inc. (“NorthStar I”) and NorthStar Real Estate Income II, Inc. (“NorthStar II”), publicly registered non-traded real estate investment trusts sponsored and managed by a subsidiary of CLNY. Pursuant to the Combination Agreement, certain subsidiaries of CLNY contributed their respective ownership interests (which interests represent the “CLNY Contributed Portfolio”) in certain investment entities (the “CLNY Investment Entities”) to the Company and its operating company, Credit RE Operating Company, LLC (the “Company OP”), and NorthStar I and NorthStar II merged in all-stock mergers into the Company with the Company surviving the mergers (collectively, the “Combination”).

The following unaudited pro forma condensed combined statement of operations and notes thereto are based on the historical financial condition and results of operations of the Company and give effect to: (i) the contribution to the Company (the “CLNY Contribution”) of the interests held by subsidiaries of CLNY in the underlying assets and liabilities of the CLNY Investment Entities ranging from approximately 38% to 100% (remaining interests in the CLNY Investment Entities not owned by subsidiaries of CLNY were not contributed) in exchange for shares of the Company’s Class B-3 common stock (“Class B-3 common stock”) and common membership interests in the Company OP that are redeemable for cash or, at the option of the Company, Class A common stock on an one-for-one basis (“OP Units”); (ii) exclusion of a loan receivable held by NorthStar I, which was not acquired by the Company and repayment of corresponding debt financing the loan receivable; (iii) completion of the mergers of each of NorthStar I and NorthStar II with and into the Company (collectively, the “Mergers”) through the exchange of all outstanding shares of common stock of each of NorthStar I and NorthStar II for shares of the Company’s Class A common stock (“Class A common stock”); (iv) cancellation of the existing advisory agreements between each of NorthStar I and NorthStar II with a subsidiary of CLNY; and (v) establishment of a new management agreement between the Company and a subsidiary of CLNY. The CLNY Investment Entities were subsidiaries of the entities that were directly contributed to the Company in connection with the Combination (such directly contributed entities, the “Contributed Entities”).

The unaudited pro forma condensed combined statement of operations is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations of the Company had the Combination and related transactions been completed as of the beginning of the earliest period presented, nor are they necessarily indicative of future results of operations or future financial position of the Company. The unaudited pro forma condensed combined statement of operations include the historical results of NorthStar I and NorthStar II for the period of January 1 through January 31, 2018, as well as the historical results of the Company for the year ended December 31, 2018.

The selected unaudited pro forma condensed combined financial data should be read in conjunction with (1) the historical consolidated financial statements and notes thereto of NorthStar I as of December 31, 2017 and 2016 and for the years ended December 31, 2017, 2016 and 2015, a copy of which was included as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on October 11, 2019 (the “Form 8-K”), (2) the historical consolidated financial statements and notes thereto of NorthStar II as of December 31, 2017 and 2016 and for the years ended December 31, 2017, 2016 and 2015, copy of which was included as Exhibit 99.2 to the Form 8-K and (3) the historical consolidated financial statements and notes thereto of the Company as of December 31, 2018 and 2017 and for the years ended December 31, 2018, 2017 and 2016, and management’s discussion and analysis of financial condition and results of operations of the Company (including quantitative and qualitative disclosures about market risk), included in the Company’s Annual Report on Form 10-K filed on March 1, 2019.

COLONY CREDIT REAL ESTATE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2018

(In thousands, except per share data)

	Historical			Pro Forma Adjustments				Pro Forma Colony Credit Real Estate, Inc.
	CLNC	NorthStar I	NorthStar II	Fair Value (a)	Consolidation (b)	Other
Revenues
Interest income	$295,024	$10,441	$7,191	$20	$4,202	$(1,228)	(c)	$315,650
Property operating income	178,339	7,171	3,895	51	—	—		189,456
Other income	3,651	—	—	—	(27)	—		3,624

Total revenues	477,014	17,612	11,086	71	4,175	(1,228)		508,730

Expenses
Fee expense	43,190	1,572	1,722	—	—	644	(d)	47,128
Interest expense—loans receivable	179,486	5,181	1,855	(647)	8,246	(383)	(c)	193,738
Interest expense—real estate	43,437	1,732	1,258	(158)	—	—		46,269
Property operating expense	73,616	3,732	1,021	—	—	—		78,369
Transaction, investment and servicing expense	36,800	4,943	6,348	—	(21)	(43,209)	(e)	4,861
Depreciation and amortization	90,986	2,827	1,469	1,662	—	—		96,944
Provision for loan loss	113,911	—	—	—	—	—		113,911
Impairment of operating real estate	31,813	—	—	—	—	—		31,813
Administrative expense	26,634	1,126	1,264	—	562	(374)	(f)	29,212

Total expenses	639,873	21,113	14,937	857	8,787	(43,322)		642,245

Other income (loss)
Other gain (loss), net	(1,209)	216	—	—	451	—		(542)
Earnings from investments in unconsolidated ventures	23,774	(169)	1,654	—	2,066	—		27,325

Net income (loss) before income tax	(140,294)	(3,454)	(2,197)	(786)	(2,095)	42,094		(106,732)
Income tax (expense) benefit	(37,059)	230	(224)	—	—	—		(37,053)

Net income (loss)	(177,353)	(3,224)	(2,421)	(786)	(2,095)	42,094		(143,785)
Net (income) loss attributable to noncontrolling interests:
Investment entities	4,771	103	17	38	64	—		4,993
Company OP	4,084	—	—	—	—	(3,531)	(g)	553

Net income (loss) attributable to Colony Credit Real Estate, Inc.	$(168,498)	$(3,121)	$(2,404)	$(748)	$(2,031)	$38,563		$(138,239)

Earnings per share:
Basic	$1.41	$(0.03)	$(0.02)					$(1.08)

Diluted	$1.41	$(0.03)	$(0.02)					$(1.08)

Weighted average number of shares:
Basic	120,677	119,333	114,943					127,685

Diluted	120,677	119,333	114,943					127,685

See accompanying notes to unaudited pro forma condensed combined financial statements.

COLONY CREDIT REAL ESTATE, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Description of the Combination

As of the Closing Date of the Combination, Colony Capital Operating Company, LLC (“CLNY OP”) and its affiliates, NorthStar I stockholders and NorthStar II stockholders each owned approximately 37%, 32% and 31%, respectively, of the Company on a fully-diluted basis.

Pursuant to terms and conditions of the Combination Agreement, the Company issued to subsidiaries of CLNY: (i) 44,399,444 shares of Class B-3 common stock; and (ii) 3,075,623 OP Units. Each share of NorthStar I and NorthStar II common stock issued and outstanding immediately prior to the effective time of their mergers with and into the Company was converted into the right to receive 0.3532 shares (the “NorthStar I Exchange Ratio”) and 0.3511 shares (the “NorthStar II Exchange Ratio”), respectively, of Class A common stock, plus cash in lieu of fractional shares. Approximately 21,000 shares of NorthStar I restricted common stock and 25,000 shares of NorthStar II restricted common stock automatically vested in connection with their respective mergers with and into the Company and the holders thereof were entitled to receive the same equity exchange as the other holders of NorthStar I and NorthStar II common stock, respectively.

NorthStar I did not transfer to the Company a certain loan receivable in the original principal amount of $150.2 million (the “NorthStar I Excluded Asset”). On January 31, 2018, in connection with the closing of the transactions contemplated by the Combination Agreement, NorthStar I sold to an affiliate of CLNY a $65.0 million senior participation interest in the NorthStar I Excluded Asset at par. The remaining junior participation interest in the NorthStar I Excluded Asset (also referred to as the “NorthStar I Retained Asset”) was transferred to a liquidating trust in exchange for 100% of the outstanding units of beneficial interest in the liquidating trust. The beneficial interests of the liquidating trust were distributed pro rata to NorthStar I stockholders.

Prior to the closing of the Combination, a special dividend was declared by NorthStar I, which generated the lesser amount of cash leakage, in order to true up the agreed contribution values of NorthStar I and NorthStar II in relation to each other (the “NorthStar special dividend”). In addition, following the CLNY Contribution, but prior to the effective time of the Mergers, there was a cash settlement between the Company and CLNY for the difference between (i) the sum of (a) the loss in value of NorthStar I and NorthStar II as a result of the distributions made by NorthStar I and NorthStar II in excess of FFO (as such term is defined in the Combination Agreement) from July 1, 2017 through the day immediately preceding the Closing Date (excluding the dividend payment made by each of NorthStar I and NorthStar II on July 1, 2017), (b) FFO for the Contributed Entities from July 1, 2017 through the day immediately preceding the Closing Date, (c) cash contributions or contributions of certain intercompany receivables made to the Contributed Entities from July 1, 2017 through the day immediately preceding the Closing Date, and (d) the expected present value of certain unreimbursed operating expenses of NorthStar I and NorthStar II paid on each company’s behalf by their respective advisors, and (ii) cash distributions made by the Contributed Entities from July 1, 2017 through the day immediately preceding the Closing Date, excluding that certain distribution made by the Contributed Entities in July 2017 relating to the partial repayment of a certain investment (collectively, “CLNY true-up adjustments”).

2. Basis of Presentation

The unaudited pro forma condensed combined statement of operations was prepared as of and for the year ended December 31, 2018 in accordance with Article 11 of Regulation S-X and, in the opinion of management, reflect all significant adjustments. The historical financial information of the Company, NorthStar I and NorthStar II have been adjusted to give pro forma effect to all significant events (except as disclosed above) that are: (i) directly attributable to the Combination and related transactions; (ii) factually supportable; and (iii) expected to have a continuing impact on the results of the Company.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 is presented as if the Combination and related transactions had been completed on January 1, 2018, the beginning of the earliest period presented. The unaudited pro forma condensed combined financial statements for the year ended December 31, 2018 include the actual results of the Company beginning February 1, 2018, the day following the Closing Date, and the results of the CLNY Investment Entities for the period of January 1, 2018 through January 31, 2018.

Certain amounts in the historical consolidated financial statements of the Company, and in the historical consolidated financial statements of NorthStar I and NorthStar II, have been reclassified to conform to the presentation of the Company in the unaudited pro forma condensed combined financial statements.

Significant transactions among the Company, NorthStar I and NorthStar II have been eliminated in the unaudited pro forma condensed combined statement of operations as if these entities had been combined for all periods presented.

Since the Company did not have material assets or substantial operations prior to the contribution of assets and liabilities from CLNY, and succeeded to substantially all of the operations of the CLNY Investment Entities, the CLNY Investment Entities have been deemed to be the Company’s predecessor for accounting purposes. Accordingly, the assets and liabilities of the CLNY Investment Entities received by the Company were recorded in the Company’s books at their carryover basis as of the contribution date.

The Combination was accounted for under the acquisition method for business combinations pursuant to Accounting Standards Codification Topic 805, Business Combinations. In the Combination, the Company was considered to be the accounting acquirer and all of its assets and liabilities are reflected at their historical carrying values. The consideration transferred by the Company established a new accounting basis for the assets acquired, liabilities assumed and noncontrolling interests of NorthStar I and NorthStar II, which were measured at their respective fair values on the Closing Date of the Combination.

3. Consideration and Purchase Price Allocation

The Company acquired all of the common stock of NorthStar I and NorthStar II through the exchange of all such outstanding shares into shares of Class A common stock based on the pre-determined NorthStar I Exchange Ratio and NorthStar II Exchange Ratio, respectively. As the Combination is a stock-for-stock exchange (except for cash consideration for fractional shares), fair value of the consideration to be transferred was dependent upon the fair value of the Company at the Closing Date of the Combination.

All outstanding NorthStar I and NorthStar II equity awards vested in connection with the consummation of the Combination. The vested equity awards were settled in shares of NorthStar I and NorthStar II common stock, respectively, and converted into shares of Class A common stock based on the pre-determined NorthStar I Exchange Ratio and NorthStar II Exchange Ratio, respectively. As these equity awards relate to pre-Combination services, these shares are included in the number of outstanding NorthStar I and NorthStar II common stock used to determine consideration.

Consideration and purchase price allocation for the acquisition of NorthStar I and NorthStar II are calculated as follows:

(In thousands, except exchange ratio and price per share)	NorthStar I	NorthStar II	Total
Outstanding shares of common stock at January 31, 2018 (i)	119,333	114,943
Exchange ratio(ii)	0.3532	0.3511

Shares of Class A common stock issued in the mergers (iii)	42,149	40,356	82,505
Fair value consideration per share (iv)	$24.50	$24.50	$24.50

Fair value of NorthStar I and NorthStar II consideration	$1,032,651	$988,722	$2,021,373

(i)	Includes 21,000 and 25,000 shares of common stock of NorthStar I and NorthStar II equity awards, respectively, that vested in connection with the consummation of the Combination.
(ii)	Represents the pre-determined exchange ratio of 0.3532 NorthStar I shares and 0.3511 NorthStar II shares per one share of Class A common stock.
(iii)	Includes the issuance of fractional shares, aggregating to approximately 21,000 shares, for which holders received cash in lieu of the fractional shares.
(iv)	Represents the estimated per share fair value of the Company at the Closing Date of the Combination.

The fair value of net assets acquired is calculated as follows:

(In thousands)	NorthStar I	NorthStar II	Total
Final allocation of the Combination consideration:
Assets acquired	$3,643,528	$3,281,520	$6,925,048
Liabilities assumed	(2,537,832)	(2,283,301)	(4,821,133)
Noncontrolling interests in investment entities	(73,045)	(9,497)	(82,542)

Fair value of net assets acquired	$1,032,651	$988,722	$2,021,373

4. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

Fair Value Adjustments

(a)	The following table presents adjustments to reflect:

•	elimination of historical amortization of loan origination costs and fees;

•

revised amortization of above- and below-market leases based on fair value of real estate related intangibles as a (decrease) increase to property operating income based on remaining lease terms of 1 to 10 years;

•	elimination of historical amortization of deferred financing costs;

•	revised depreciation based on fair value of real estate with useful lives of 19 to 53 years;

•	revised amortization of in place leases and deferred leasing costs based on fair value of real estate related intangibles with remaining lease terms of 1 to 10 years; and

•	fair value adjustments to net income that are attributable to noncontrolling interests in investment entities.

	Year Ended December 31, 2018
(In thousands)	NorthStar I	NorthStar II	Total
Revenues
Interest income	$2	$18	$20
Property operating income	112	(61)	51

Total revenues	114	(43)	71

Expenses
Interest expense—loans receivable	(423)	(224)	(647)
Interest expense—real estate	(111)	(47)	(158)
Depreciation and amortization	601	1,061	1,662

Total expenses	67	790	857

Net income (loss)	47	(833)	(786)
Net (income) loss attributable to noncontrolling interests in investment entities	48	(10)	38

Net income (loss) attributable to Colony Credit Real Estate, Inc.	$95	$(843)	$(748)

Consolidation Adjustments

(b)

The contribution of the CLNY Investment Entities to the Company and the subsequent mergers of NorthStar I and NorthStar II into the Company triggered consolidation reassessments, which resulted in the deconsolidation of certain CLNY Investment Entities and the consolidation of two NorthStar securitization trusts.

Accordingly, pro forma adjustments are made to reflect the following:

•

deconsolidation of the revenues and expenses of certain of the CLNY Investment Entities, and accounting for the Company’s share of net income from these CLNY Investment Entities as earnings from investments in unconsolidated ventures; and

•	consolidation of the revenues and expenses of the two securitization trusts, and elimination of interest income from the securities held by the Company in these trusts.

	Year Ended December 31, 2018
(In thousands)	Deconsolidation of CLNY Investment Entities		Consolidation of NorthStar Securitization Trusts	Consolidation Adjustments, Net
Revenues
Interest income	$(4,788)		$8,990	$4,202
Other income	(27)		—	(27)

Total revenues	(4,815)		8,990	4,175

Expenses
Interest expense—loans receivable	(627)		8,873	8,246
Transaction, investment and servicing expense	(21)		—	(21)
Administrative expense	(6)		568	562

Total expenses	(654)		9,441	8,787

Other income (loss)
Other loss/gain, net	—		451	451
Earnings from investments in unconsolidated ventures	2,066		—	2,066

Net income (loss)	$(2,095	) (i)	$—	$(2,095)
Net income attributable to noncontrolling interests in investment entities	64	(ii)	—	64

Net income (loss) attributable to Colony Credit Real Estate, Inc.	$(2,031)		$—	$(2,031)

(i)

The adjustments result in an overall decrease in net income to reflect only the Company’s share of net income of the deconsolidated CLNY Investment Entities. The decrease represents the remaining share of net income in the deconsolidated CLNY Investment Entities attributable to the co-investment funds that were joint ventures between CLNY and private funds or other investments vehicles managed by CLNY .

(ii)	Net income in remaining consolidated CLNY Investment Entities that is allocated to third party owners is presented as net income attributable to noncontrolling interests in investment entities.

Other Pro Forma Adjustments

(c)	Adjustments to interest income and interest expense—loans receivable are as follows:

NorthStar I Excluded Asset—removal of (i) interest income on the NorthStar I Excluded Asset; and (ii) interest expense on the debt financing of the NorthStar I Excluded Asset for the period of January 1, 2018 through January 31, 2018; and

Secured financing transactions—elimination of interest income and interest expense related to (i) a loan receivable previously acquired by NorthStar I from the CLNY Investment Entities that was treated as a secured financing by the CLNY Investment Entities for the period of January 1, 2018 through January 31, 2018; and (ii) a loan receivable previously acquired by NorthStar II from NorthStar I that was treated as a secured financing by NorthStar I for the period of January 1, 2018 through January 31, 2018.

	Year Ended December 31, 2018
(In thousands)	CLNS Investment Entities	NorthStar I	NorthStar II	Total
Interest income:
NorthStar I Excluded Asset	$—	$(999)	$—	$(999)
Secured financing transactions	—	(135)	(94)	(229)

				$(1,228)

Interest expense—loans receivable:
NorthStar I Excluded Asset	$—	$(154)	$—	$(154)
Secured financing transactions	(135)	(94)	—	(229)

				$(383)

(d)

Reflects (i) removal of historical management fee expense of NorthStar I and NorthStar II related to their prior advisory agreements; and (ii) recognition of additional management fee expense for the Company of $0.6 million for the period of January 1, 2018 through January 31, 2018 based on 1.5% per annum of pro forma stockholders’ equity, as defined in the new management agreement between the Company and CLNC Manager, LLC, a wholly owned subsidiary of CLNY OP (the “Manager”). No incentive fee was deemed earned based on pro forma results for the year ended December 31, 2018.

(e)

Reflects the elimination of (i) non-recurring transaction costs incurred in connection with the Combination during the year ended December 31, 2018 by the Company of $31.9 million and NorthStar I and NorthStar II of $11.3 million; and (ii) servicing fee expense for the period of January 1, 2018 through January 31, 2018 related to the NorthStar I Excluded Asset.

(f)

Adjustment reflects a decrease in allocated administrative expenses under the terms of the new management agreement between the Company and the Manager, which allows for a time-based allocation of certain of the Manager’s compensation and overhead costs, excluding primarily executive management and investment personnel costs (other than the Company’s chief financial officer). The historical financial statements of the Company reflect an allocation of all compensation and overhead costs based upon a relative assets under management calculation.

(g)	Adjustment reflects the attribution of net income to noncontrolling interests in the Company OP based on its ownership of 2.4% as of the Closing Date.

5. Pro Forma Earnings Per Share

Pro forma basic and diluted weighted average shares outstanding are calculated as follows:

(In thousands except exchange ratio)	CLNC	NorthStar I	NorthStar II	Pro Forma Colony Credit Real Estate Inc.
As of January 31, 2018
Historical weighted average common shares—basic and diluted	NA	119,333	114,943
Exchange ratio	NA	0.3532	0.3511

Average outstanding shares of common stock issued in the mergers	NA	42,149	40,356

Year Ended December 31, 2018
Weighted average outstanding shares of common stock(i)(ii)(iii)	120,677	3,580	3,428	127,685

Pro forma weighted average shares of Class A and Class B-3 common stock—basic and diluted(ii)				127,685

(i)

For CLNC, represents the historical weighted average outstanding shares of the Company for the year ended December 31, 2018. Assumes 44.3 million Class B-3 shares were outstanding prior to January 31, 2018 to reflect the standalone pre-merger financial information of the CLNY Investment Entities, the Company’s predecessor for accounting purposes.

(ii)	Excludes 3,075,623 OP Units, which are redeemable for cash, or at the Company’s option, shares of Class A common stock on a one-for-one basis, and therefore would not be dilutive.
(iii)

For NorthStar I and NorthStar II, represents the weighted average outstanding shares during the year ended December 31, 2018, which represents shares outstanding for the period of January 1, 2018 through January 31, 2018, prior to the Closing Date of the Combination.